EXHIBIT 99.1

Colony Bankcorp, Inc. Announces Fourth Quarter Results

FITZGERALD, Ga., Jan. 23, 2009 (GLOBE NEWSWIRE) -- Colony Bankcorp, Inc. (Nasdaq:CBAN), today reported a quarterly net loss of $(670,000) for the fourth quarter of 2008, down 189.10 percent from fourth quarter 2007 net income of $752,000, while net income for twelve months ended December 31, 2008 was $2,029,000, down 76.26 percent from twelve months ended December 31, 2007 of $8,547,000. 2008 has proven to be very challenging for Colony and the entire banking industry, though much progress has been made by Colony in addressing problem credits. The continued downturn of the housing and real estate market that began in 2007 and the economy in general has contributed to financial results well below our historic standards. Real estate loans originally extended for land development, construction, and resale required additional loan loss provisions during fourth quarter 2008. "We are disappointed with the fourth quarter loss, however we strongly believe that the company's ability to manage through this difficult economic cycle and to support our long-term success, have been strengthened by the actions taken during the quarter. This past year will likely be regarded as one of the most challenging periods in the history of the banking industry. Credit quality issues and a slowing economy have created an unprecedented operating environment for financial companies. Our solid core earnings have provided strong support for loss provisions needed to cover our problem loan losses and we remain committed to aggressively taking action in addressing problem assets as we work through this economic cycle," said Al D. Ross, President and Chief Executive Officer.

The Company continues to closely monitor our real estate dependent loans and focus on asset quality. Non-performing assets increased to $48.2 million, or 4.95 percent of total loans and other real estate owned as of December 31, 2008. This compares to $34.4 million, or 3.53 percent as of September 30, 2008 and $16.3 million, or 1.73 percent as of December 31, 2007. The increase in non-performing assets ties directly to the elevated risk in our residential and land development loan portfolio and has resulted in increased loan loss provisions in 2008 compared to 2007; thus a significant negative impact on our 2008 net income. The fourth quarter 2008 provision for loan losses were $4,426,000 compared to $3,253,000 for the same period in 2007, while year to date 2008 provision for loan losses were $12,938,000 compared to $5,931,000 for the same year ago period. Unusually high levels of loan loss provision have been required as company management addresses asset quality deterioration associated with the continued economic downturn.

In the fourth quarter of 2008 net charge-offs were $5,362,000, or 0.55 percent of average loans compared to net charge-offs of $1,561,000, or 0.16 percent of average loans in fourth quarter 2007, while net charge-offs for twelve months ended December 31, 2008 were $11,435,000, or 1.19 percent of average loans compared to $2,407,000, or 0.25 percent of average loans for the same year ago period. The loan loss reserve of $17.02 million on December 31, 2008 was 1.77 percent of total loans compared to $15.51 million or 1.64 percent on December 31, 2007. Management believes that recent contributions to Allowance for Loan Losses adequately address the increase in non-performing assets and the related increase in classified assets. "Our charge-offs are primarily the result of declining collateral real estate values that secure land development, construction, and speculative real estate loans in our larger MSA markets," said Ross. "With the higher level of non-performing loans foreclosure activity will increase as we move non-performing loans through the collection process. The increase in charge-offs during the quarter resulted primarily from the write-down of non-performing credits to current appraised values."

Another significant factor negatively impacting earnings has been the reduction of net interest income. Net interest income decreased to $9,242,000 in fourth quarter 2008 compared to $10,390,000 in fourth quarter 2007, while net interest income decreased to $37,375,000 in twelve months ended December 31, 2008 compared to $42,459,000 in the same year ago period. This reduction ties directly to the aggressive posture taken by Federal Reserve to combat the downturn in the real estate market and recessionary fears as they lowered interest rates 225 basis points in January 2008 - April 2008 and another 175 basis points in October - December 2008. The significant rate reduction along with the impact of loans being placed on non-accrual status in which interest receivable is reversed and interest accrual discontinued resulted in Colony's net interest margin declining to 3.18 percent in fourth quarter 2008 compared to 3.64 percent in fourth quarter 2007 and net interest margin declining to 3.30 percent in twelve months ended December 31, 2008 compared to 3.75 percent in the same year ago period. With the latest Federal Reserve action taken in late 2008 to basically move the Federal funds rate to zero percent, we expect to see margin improvement in 2009 as we reprice our liabilities in response to the current interest rate environment.

The Company merged all of its operations into one sole operating subsidiary, Colony Bank, effective August 1, 2008. This consolidation effort, which began in 2006, will enable the company to align products, pricing, and marketing efforts while re-allocating resources to support management's future growth strategies. Future earnings should benefit positively beginning in 2009 as we implement operation enhancements - both in revenue enhancements and cost reduction efforts.

The Company had total assets of $1,252,782,000, gross loans of $961,036,000, total deposits of $1,006,992,000 and total equity of $83,215,000 at December 31, 2008. Shareholder equity to total assets was 6.64 percent at December 31, 2008 compared to 6.93 percent at December 31, 2007.

During the quarter the board of directors declared a quarterly cash dividend of $0.0975 per share compared to $0.0975 declared in third quarter 2008 and to $0.095 per share in fourth quarter 2007. Though earnings declined significantly in 2008 due to aggressively addressing problem loans during this economic downturn, the capital position of Colony allowed the board to remain comfortable holding the dividend payout at its current level. To be categorized as "well-capitalized" by regulatory requirements, a company must maintain a 10 percent total capital to risk-based assets ratio. At December 31, 2008, Colony remained in excess of the regulatory requirement as its total capital to risk-based assets ratio was 12.06 percent.

Also during the quarter Colony announced preliminary approval for participation in the U. S. Treasury Capital Purchase Program ("CPP"). On January 9, 2009 Colony consummated the sale of $28 million in preferred stock and related warrants to the U. S. Treasury. The Company elected to participate to take advantage of the likely one-time opportunity to receive a very low-cost source of capital. The Company's participation in the CPP strengthens its current well-capitalized position and increases liquidity. Colony's board and management believe maintenance of capital at elevated levels during the current challenging economic environment is desirable. However, the Company does anticipate using some of the capital to expand its business through careful lending, enhanced customer service and pursuing potential growth opportunities to increase shareholder value.

Colony Bankcorp, Inc. is a bank holding company headquartered in Fitzgerald, Georgia that consists of one operating subsidiary, Colony Bank. The Company conducts a general full service commercial, consumer and mortgage banking business through thirty offices located in the middle and south Georgia cities of Fitzgerald, Warner Robins, Centerville, Ashburn, Leesburg, Cordele, Albany, Thomaston, Columbus, Sylvester, Tifton, Moultrie, Douglas, Broxton, Savannah, Eastman, Chester, Soperton, Rochelle, Pitts, Quitman and Valdosta, Georgia.

Colony Bankcorp, Inc. Common Stock is quoted on the Nasdaq National Market under the symbol "CBAN".

Certain statements contained in the preceding release that are not statements of historical fact constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the "Act"), notwithstanding that such statements are not specifically identified. In addition, certain statements may be contained in the Company's future filings with the SEC, in press releases, and in oral and written statements made by or with the approval of the Company that are not statements of historical fact and constitute forward-looking statements within the meaning of the Act. Examples of forward-looking statements include, but are not limited to: (i) projections of revenues, income or loss, earnings or loss per share, the payment or nonpayment of dividends, capital structure and other financial items; (ii) statement of plans and objectives of Colony Bankcorp, Inc. or its management or Board of Directors, including those relating to products or services; (iii) statements of future economic performance; and (iv) statements of assumptions underlying such statements. Words such as "believes," "anticipates," "expects," "intends," "targeted" and similar expressions are intended to identify forward-looking statements but are not the exclusive means of identifying such statements.

Forward-looking statements involve risks and uncertainties that may cause actual results to differ materially from those in such statements. Forward-looking statements speak only as of the date on which such statements are made. The Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made, or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on these forward-looking statements.

                         COLONY BANKCORP, INC.
                   FINANCIAL HIGHLIGHTS (UNAUDITED)
              DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA

                             QUARTER ENDED             YEAR-TO-DATE
  EARNINGS SUMMARY        12/31/08    12/31/07    12/31/08    12/31/07
                          --------    --------    --------    --------
 Net Interest Income        $9,242     $10,390     $37,375     $42,459
 Provision for
  Loan Losses                4,426       3,253      12,938       5,931
 Non-interest
  Income                     1,820       1,805       9,005       7,817
 Non-interest
  Expense                    7,572       7,950      30,856      31,580
 Income Taxes                 (266)        240         557       4,218
 Net Income                   (670)        752       2,029       8,547
 Operating Income             (670)        752       1,240       8,426

                             QUARTER ENDED            YEAR-TO-DATE
   PER SHARE SUMMARY      12/31/08    12/31/07    12/31/08    12/31/07
                          --------    --------    --------    --------
 Common Shares
  Outstanding            7,212,313   7,200,913   7,212,313   7,200,913

 Weighted Average
  Diluted Shares         7,205,436   7,194,514   7,199,121   7,197,331
 Net Income Per
  Weighted Average
  Diluted Shares            $(0.09)      $0.10       $0.28       $1.19
 Operating Income
  Per Weighted
  Average Diluted
  Shares                    $(0.09)      $0.10       $0.17       $1.17
 Dividends Declared
  Per Share                $0.0975      $0.095       $0.39      $0.365

                             QUARTER ENDED            YEAR-TO-DATE
   OPERATING RATIOS (1)   12/31/08    12/31/07    12/31/08    12/31/07
                          --------    --------    --------    --------

 Net Interest
  Margin (a)                  3.18%       3.64%       3.30%       3.75%
 Return on Average
  Assets Based on
  Net Income                (0.22%)       0.25%       0.17%       0.71%
 Return on Average
  Assets Based on
  Operating Income           (0.22%)      0.25%       0.10%       0.69%

 Return on Average
  Equity Based on
  Net Income                 (3.25%)      3.58%       2.40%      10.60%

 Return on Average
  Equity Based on
  Operating Income           (3.25%)      3.58%       1.47%      10.45%

 Efficiency (b)              67.82%      64.68%      67.74%      62.59%

                              QUARTER ENDED
   ENDING BALANCES        12/31/08    12/31/07
                          --------    --------
 Total Assets           $1,252,782  $1,208,776
 Loans, Net of
  Reserves                 943,841     929,465
 Allowance for
  Loan Losses               17,016      15,513
 Goodwill                    2,412       2,412
 Intangible Assets             367         402
 Deposits                1,006,992   1,018,602
 Stockholders'
  Equity                    83,215      83,743
 Book Value Per
  Share                     $11.54      $11.63
 Tangible Book
  Value Per Share           $11.15      $11.24
 Shareholders'
  Equity to Total
  Assets                      6.64%       6.93%

                             QUARTER ENDED           YEAR-TO-DATE
   AVERAGE BALANCES       12/31/08    12/31/07    12/31/08    12/31/07
                          --------    --------    --------    --------
 Total Assets           $1,237,287  $1,214,481  $1,204,846  $1,204,165

 Loans, Net of
  Reserves                 953,628     945,891     941,575     934,083

 Deposits                  992,646   1,018,526     986,501   1,021,537
 Stockholders'
  Equity                    82,586      83,999      84,372      80,638

                             QUARTER ENDED           YEAR-TO-DATE
   ASSET QUALITY          12/31/08    12/31/07    12/31/08    12/31/07
                          --------    --------    --------    --------
 Nonperforming
  Loans                    $35,374     $15,016     $35,374     $15,016
 Nonperforming
  Assets                    48,186      16,348      48,186      16,348
 Net Loan Chg-offs
  (Recoveries)               5,362       1,561      11,435       2,407
 Reserve for Loan
  Loss to Gross
  Loans                       1.77%       1.64%       1.77%       1.64%

 Reserve for Loan
  Loss to Non-
  performing Loans           48.10%     103.31%      48.10%     103.31%
 Reserve for Loan
  Loss to Non-
  performing Assets          35.31%      94.89%      35.31%      94.89%
 Net Loan Chg-offs
  (Recoveries) to
  Avg. Gross Loans            0.55%       0.16%       1.19%       0.25%
 Nonperforming
  Loans to Gross
  Loans                       3.68%       1.59%       3.68%       1.59%
 Nonperforming
  Assets to Total
  Assets                      3.85%       1.35%       3.85%       1.35%
 Nonperforming
  Assets to Gross
  Loans And Other
  Real Estate                 4.95%       1.73%       4.95%       1.73%

 (1) Annualized.

 (a) Computed using fully taxable-equivalent net income.

 (b) Computed by dividing non-interest expense by the sum of fully taxable- equivalent net interest income and non-interest income and excluding any security gains/losses.

 Quarterly Comparative Data (in thousands, except per share data)

                4Q2008     3Q2008      2Q2008      1Q2008       4Q2007

 Assets     $1,252,782  $1,215,330  $1,211,212  $1,185,226  $1,208,776
 Loans         943,841     952,504     936,608     927,958     929,465
 Deposits    1,006,992     977,752     976,322     993,556   1,018,602
 Equity         83,215      82,806      83,823      86,014      83,743
 Net
  Income          (670)        194         292       2,213         752
 Net Income
  Per Share      (0.09)       0.03        0.04        0.31        0.10
 Dividends
  Declared
  Per
  Share         0.0975      0.0975      0.0975      0.0975       0.095

 Key
  Performance
  Ratios        4Q2008     3Q2008      2Q2008      1Q2008       4Q2007

 Return on
  Assets         (0.22%)      0.06%       0.10%       0.74%       0.25%
 Return on
  Equity         (3.25%)      0.93%       1.36%      10.38%       3.58%
 Equity/
  Assets          6.64%       6.81%       6.92%       7.26%       6.93%
 Net
  Interest
  Margin          3.18%       3.34%       3.24%       3.44%       3.64%

 Consolidated Balance Sheets Colony Bankcorp, Inc.
 (in thousands)

                                             Dec. 31,       Dec. 31,
                                               2008           2007
                                            ----------     ----------
                                            (unaudited)      (audited)
 ASSETS
 Cash and Cash Equivalents
   Cash and Due from Banks                     $29,427        $28,369
      Federal Funds Sold                            31         21,737
                                                    --        -------
                                                29,458         50,106
                                                ------         ------
 Interest-Bearing Deposits                         147          1,467
                                                   ---          -----
 Investment Securities
  Available for Sale, at Fair Value            207,645        167,123
  Held for Maturity, at Cost (Fair
  Value of $63 and $69 as of
  Dec. 31, 2008 and Dec. 31, 2007,
  Respectively)                                     60             68
                                                    --             --
                                               207,705        167,191
                                               -------        -------
 Federal Home Loan Bank Stock, at Cost           6,272          5,533
                                                 -----          -----
 Loans                                         961,036        945,279
  Allowance for Loan Losses                    (17,016)       (15,513)
  Unearned Interest and Fees                      (179)          (301)
                                                  ----           ----
                                               943,841        929,465
                                               -------        -------
 Premises and Equipment                         29,672         27,809
                                                ------         ------
 Other Real Estate                              12,812          1,332
                                                ------          -----
 Goodwill                                        2,412          2,412
                                                 -----          -----
 Other Intangible Assets                           367            402
                                                   ---            ---
 Other Assets                                   20,096         23,059
                                                ------         ------
 Total Assets                               $1,252,782     $1,208,776
                                            ==========     ==========

 LIABILITIES AND STOCKHOLDERS' EQUITY

 Deposits
  Noninterest-Bearing                          $77,497        $86,112
  Interest-Bearing                             929,495        932,490
                                               -------        -------
                                             1,006,992      1,018,602
                                             ---------      ---------

 Borrowed Money
  Federal Funds Purchased                        2,274          1,346
  Securities Sold Under Agreements
   to Repurchase                                40,000             --
  Subordinated Debentures                       24,229         24,229
  Other Borrowed Money                          91,000         73,600
                                                ------         ------
                                               157,503         99,175
                                               -------         ------

 Other Liabilities                               5,072          7,256
                                                 -----          -----

 Stockholders' Equity
  Common Stock, Par Value $1,
  Authorized 20,000,000 Shares,
  Issued 7,212,313 and 7,200,913
  Shares as of Dec. 31, 2008 and
  Dec. 31, 2007, Respectively                    7,212          7,201
 Paid in Capital                                24,536         24,420
  Retained Earnings                             51,302         52,087
  Restricted Stock- Unearned
   Compensation                                   (211)          (237)
 Accumulated Other Comprehensive Loss,
  Net of Tax                                       376            272
                                                   ---            ---
                                                83,215         83,743
                                                ------         ------
 Total Liabilities and Stockholders'
  Equity                                    $1,252,782     $1,208,776
                                            ==========     ==========

  Consolidated Statements of Income Colony Bankcorp, Inc.
  (in thousands except per share data)

                                 Quarter             Year-to-Date
                            Three Months Ended   Twelve Months Ended
                            12/31/08   12/31/07   12/31/08   12/31/07
                            --------   --------   --------   --------
                          (unaudited)(unaudited)(unaudited)(unaudited)
 Interest Income
   Loans, Including Fees     $15,347    $20,051    $66,733    $80,974
   Federal Funds Sold             10        274        274      1,478
   Deposits with Other Banks      --         32         27        143
   Investment Securities
     U.S. Government
      Agencies                 2,065      1,689      7,141      6,438
     State, County and
      Municipal                   88        142        410        549
     Corporate Obligations/
      Asset-Backed Sec.          122         64        414        269
   Dividends on Other
    Investments                   45         84        298        309
                                  --         --        ---        ---
                              17,677     22,336     75,297     90,160
                              ------     ------     ------     ------
 Interest Expense
   Deposits                    7,055     10,598     32,801     42,731
   Federal Funds Purchased
    and Repurchase
    Agreements                   221          9        514         59
   Borrowed Money              1,159      1,339      4,607      4,911
                               -----      -----      -----      -----
                               8,435     11,946     37,922     47,701
                               -----     ------     ------     ------
 Net Interest Income           9,242     10,390     37,375     42,459
   Provision for Loan Losses   4,426      3,253     12,938      5,931
                               -----      -----     ------      -----
 Net Interest Income After
  Provision for Loan Losses    4,816      7,137     24,437     36,528
                               -----      -----     ------     ------

 Noninterest Income
   Service Charges
    on Deposits                1,129      1,215      4,700      4,771
   Other Service Charges,
    Commissions and Fees         246        218        981        921
   Mortgage Fee Income            98        204        609        967
   Securities Gains               --         --      1,195        184
   Other                         347        168      1,520        974
                                 ---        ---      -----        ---
                               1,820      1,805      9,005      7,817
                               -----      -----      -----      -----
 Noninterest Expense
   Salaries and Employee
    Benefits                   3,755      4,173     16,238     17,866
   Occupancy and Equipment     1,025      1,004      4,191      4,040
   Other                       2,792      2,773     10,427      9,674
                               -----      -----     ------      -----
                               7,572      7,950     30,856     31,580
                               -----      -----     ------     ------

 Income Before Income Taxes     (936)       992      2,586     12,765
 Income Taxes                   (266)       240        557      4,218
                                ----        ---        ---      -----
 Net Income                    $(670)      $752     $2,029     $8,547
                               =====       ====     ======     ======
 Net Income Per Share
  of Common Stock
     Basic                    $(0.09)     $0.10      $0.28      $1.19
                              ======      =====      =====      =====
     Diluted                  $(0.09)     $0.10      $0.28      $1.19
                              ======      =====      =====      =====
 Weighted Average
  Basic Shares
  Outstanding              7,205,436  7,192,026  7,199,121  7,188,696
                           =========  =========  =========  =========
 Weighted Average
  Diluted Shares
  Outstanding              7,205,436  7,194,514  7,199,121  7,197,331
                           =========  =========  =========  =========

CONTACT:  Colony Bankcorp, Inc.
          Terry L. Hester, Chief Financial Officer
          (229) 426-6002